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                                                                    Exhibit 4(g)


                         AMENDMENT TO RIGHTS AGREEMENT



          This AMENDMENT, dated as of December 12, 1995, is between BANK OF BOSTON CORPORATION, a Massachusetts corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, as rights agent (the "Rights Agent").

                                    Recitals
                                    --------

          A. The Company and the Rights Agent are parties to a Rights Agreement dated as of June 28, 1990 (the "Rights Agreement").

          B. The Company, Boston Merger Corp., a wholly owned subsidiary of the Company ("Merger Sub") and BayBanks, Inc. ("BayBanks") have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub will merge with and into BayBanks (the "Merger"), and the Company and BayBanks have entered into a related Stock Option Agreement (the "Option Agreement") pursuant to which BayBanks is granted the right to acquire Common Stock of the Company upon the occurrence of certain conditions. The Board of Directors of the Company has approved the Merger Agreement, the Merger and the Option Agreement.

          C. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

          Accordingly, the parties agree as follows:

          1.  Amendment of Section 1(a).  Section 1(a) of the Rights Agreement
              -------------------------
is amended to add the following sentence at the end thereof:

              "Notwithstanding anything in this Rights Agreement to the contrary, neither BayBanks nor any of its existing or future Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (i) the execution of the Merger Agreement and the Option Agreement, (ii) the acquisition of
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              Common Stock pursuant to the Merger Agreement or the Option
              Agreement or the consummation of the Merger, or (iii) the consummation of the other transactions contemplated by the Merger Agreement and the Option Agreement."

          2.  Amendment of Section 1(rr). Section 1(rr) of the Rights Agreement
              -------------------------
is amended to add the following proviso at the end thereof:

              "; provided, however, that no Triggering Event shall result solely by virtue of (i) the execution of the Merger Agreement and the Option Agreement, (ii) the acquisition of Common Stock pursuant to the Merger Agreement or the Option Agreement or the consummation of the Merger, or (iii) the consummation of the other transactions contemplated by the Merger Agreement and the Option Agreement."

          3.  Amendment of Section 1. Section 1 of the Rights Agreement is
              ----------------------
further amended to add the following paragraphs at the end thereof:

                (uu) "BayBanks" shall mean BayBanks, Inc., a Massachusetts corporation.

                (vv) "Merger" shall have the meaning set forth in the Merger
              Agreement.

                (ww) "Merger Agreement" shall mean the Agreement and Plan of
              Merger dated as of December 12, 1995, by and between the Company, Boston Merger Corp., a wholly owned subsidiary of the Company, and BayBanks, as amended from time to time."

                (xx) "Option Agreement" shall mean that certain Stock Option
              Agreement, dated as of December 12, 1995, by and between BayBanks and the Company relating to the right to acquire Common Stock, as amended from time to time."

          4.  Amendment of Section 3(a). Section 3(a) of the Rights Agreement is
              ------------------------
amended to add the following sentence at the end thereof:

              "Notwithstanding anything in this Rights Agreement to the
              contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution of the Merger
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              Agreement and the Option Agreement, (ii) the acquisition of Common
              Stock pursuant to the Merger Agreement or the Option Agreement or the Consummation of the Merger, or (iii) the consummation of the other transactions contemplated by the Merger Agreement and the Option Agreement."

          5.  Amendment of Section 7(a). Section 7(a) of the Rights Agreement is
              -------------------------
amended to add the following sentence at the end thereof:

              "Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the execution of the Merger Agreement and the Option Agreement; (ii) the acquisition of Common Stock pursuant to the Merger Agreement or the Option Agreement or the consummation of the Merger; nor (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement, shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this
              Section 7 or otherwise."

          6.  Amendment of Section 11. Section 11 of the Rights Agreement is
              -----------------------
amended to add the following sentence after the first sentence of said Section:

              "Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the execution of the Merger Agreement and the Option Agreement; (ii) the acquisition of Common Stock pursuant to the Merger Agreement or the Option Agreement or the consummation of the Merger; nor (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement, shall be deemed to be a Section 11(a)(ii) Event or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11."

          7.  Amendment of Section 13.  Section 13 of the Rights Agreement is
              -----------------------
amended to add the following sentence at the end thereof:

              "Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the execution of the Merger Agreement and the Option Agreement; (ii) the acquisition of Common Stock pursuant to the Merger Agreement or the Option Agreement or the consummation of the Merger; nor (iii) the
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                                      -4-

              consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement, shall be deemed to be a
              Section 13 Event or to cause the Rights to be adjusted or to become exercisable in accordance with Section 13."

          8.  Effectiveness.  This Amendment shall be deemed effective as of the
              -------------
date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          9.  Miscellaneous. This Amendment shall be deemed to be a contract
              -------------
made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provisions, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

          EXECUTED under seal as of the date set forth above.

                                    BANK OF BOSTON
                                            CORPORATION


                                    /s/ Peter J. Manning
                                    --------------------
                                    Name: Peter J. Manning
                                    Title: Executive Director,
                                           Mergers & Acquisitions

                                    THE FIRST NATIONAL
                                      BANK OF BOSTON,
                                      as Rights Agent:

                                    /s/ Gary A. Spiess
                                    -------------------
                                    Name: Gary A. Spiess
                                    Title: General Counsel & Clerk